A.C. Simmonds and Sons Inc. 8-K

Exhibit 99.1

A. C. Simmonds and Sons (ACSX) Completes Acquisition of Plasticap

TORONTO, ONTARIO--(Marketwired - Oct 22, 2014) - John G. Simmonds, Chairman and CEO of A. C. Simmonds and Sons Inc. (the “Company”) (ACSX) is pleased to announce the acquisition of 100% of the shares of Plasticap.

“Plasticap is a trusted supply chain partner to major brands and distributors across several industries,” said John Simmonds. “With efficiencies and advancements in production and the technological ability to offer customers logo branding, security and tamper proof closures, Plasticap has great potential for growth with new and existing customers in the bio-medical, pharmaceutical, food, household and personal care industries.”

“A. C. Simmonds will enable us to take full advantage of the growth opportunities we see in existing and new markets,” said Peter Gossmann, President of Plasticap. “Plasticap offers a number of advantages to clients including high quality, service, performance and innovation.”

Plasticap has been in operation for more than 50 years, having started in 1963 operating out of a single facility in Richmond Hill. In 1968, Plasticap was acquired by Anchor Cap & Closure, a subsidiary of the Anchor-Hocking Corp. Plasticap subsequently became a privately owned enterprise. Plasticap has expanded its product line from only aerosol closures to liquor closures and lined plastic closures for the food and household product industries. Today Plasticap is a manufacturer of specialty caps and closures for a number of vertical markets, including Food, Dairy, Beverages, Condiments, Industrial, Petro-Chemical, Medical and Pharmaceutical and a critical supply chain partner to many corporations.

Plasticap is expanding its offerings in personal care products to include new lines in flip top closures. Plasticap has also developed a new quick load tamper evident valve seal closure to increase filling line speeds by up to 50%. In addition, recent advancements in induction seal CT closures have made it possible to offer attractive logo branding as well as counterfeit security features.

For more information about Plasticap visit www.plasticap.com.

About A. C. Simmonds and Sons

A.C. Simmonds and Sons, with lineage through its management team to 96 years of business experience, is a Canadian based company with interests across North America and a growing international presence. The Company is focused on acquiring profitable businesses for expansion and development in seven growth sectors: international food, oil and gas, mold remediation, waste management, renewable energy, leisure and the entertainment industry. John G. Simmonds, the Company’s Chairman and CEO, co-founded the largest Canadian golf course operation and has successfully established and grown companies and built effective teams. Mr. Simmonds has served as chairman and member of the board of directors of several public companies.

For more information about the Company, please visit www.acsimmondsandsons.com.

Forward-looking Statements

This press release contains “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. The Company cannot provide assurances that the matters described in this press release will be successfully completed or that the Company will realize the anticipated benefits of any plans. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to those detailed from time to time in the Company’s SEC filings. The Company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the risks and uncertainties detailed from time to time in the Company’s SEC filings.

Contact:

A. C. Simmonds and Sons
Don Fenton
Director of Communications
416-434-3681
dfenton@acsimmondsandsons.com
www.acsimmondsandsons.com